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EXHIBIT 23.2


Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-________) of JONES PHARMA INCORPORATED pertaining to the 1997 Incentive Stock Plan and the 1999 Equity Participation Plan for Non-Management Directors and to the incorporation by reference therein of our report dated January 31, 2000 with respect to the consolidated financial statements and schedule of JONES PHARMA INCORPORATED in its Annual Report (Form 10-K) for the year ended December 31, 1999.


St. Louis, Missouri
July 6, 2000